UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025 (November 12, 2025)

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Spirit Aviation Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35186	33-3711797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Radiant Drive

Dania Beach, Florida 33004

(Address of principal executive offices, including zip code)

(954) 447-7920

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FLYY[1]	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 On September 11, 2025, NYSE American filed a Form 25 for Spirit Aviation Holdings, Inc., a Delaware corporation (the “Company”) in connection with the delisting of the common stock, par value $0.0001, of the Company (the “Common Stock”) from NYSE American. The delisting became effective ten days after the Form 25 was filed. The deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, will be effective 90 days, or such shorter period as the SEC may determine, after the filing of the Form 25. The Common Stock began trading on the OTC Pink Limited Market on September 3, 2025 under the symbol “FLYYQ”.

Explanatory Note

As previously disclosed, on August 29, 2025, Spirit Aviation Holdings, Inc. (the “Company”) and certain of its controlled affiliates (such affiliates, together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”). The Chapter 11 Cases are being jointly administered under Case No. 25-11897 (SHL). Each Debtor continues to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Item 7.01 Regulation FD Disclosure

Spirit Aviation Holdings, Inc. (the “Company”) announced the expiration and final tender results of the previously announced opportunity (the “Opportunity”) extended to each holder of the PIK Toggle Senior Secured Notes due 2030 (the “Prepetition Notes”) issued by Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd. (the “Issuers”) to (i) participate as a lender in the Company’s DIP credit agreement on a pro rata basis up to such holder’s percentage ownership of the outstanding Prepetition Notes, and (ii) to exchange, or “roll-up”, a principal amount of their Prepetition Notes in accordance with the terms of the DIP credit agreement as described in that certain Notice and Subscription Form dated October 14, 2025 and any supplement thereto (the “Notice”). The original complete terms and conditions of the Opportunity are described in the Notice. The Opportunity expired at 5:00 p.m., New York City time, on November 12, 2025 (the “Expiration Time”).

As of 5:00 p.m., New York City time, on October 27, 2025 (the “Early Settlement Deadline”), $771,104,677 in aggregate principal amount of the Prepetition Notes was validly tendered in the Opportunity and not validly withdrawn (the “Early Tendered Notes”). Early settlement of the Early Tendered Notes occurred on October 29, 2025.

As of the Expiration Time, $47,257,776 in aggregate principal amount of additional Prepetition Notes was validly tendered in the Opportunity and not validly withdrawn following the Early Settlement Deadline and prior to the Expiration Time (the “Additional Tendered Notes”)

As of the Expiration Time, the following principal amounts of the Early Tendered Notes as well as the Additional Tendered Notes have been validly tendered and not validly withdrawn:

Title	CUSIP Nos.	Original Outstanding Principal	Total Principal Amount Tendered	Percentage

PIK Toggle Senior Secured Notes due 2030	84859BAC5 G83518AC7	$852,039,973	$818,362,453	96.05%

The Final Closing Date is November 14, 2025 and settlement of the Additional Tendered Notes will occur on that date or as soon as practicable thereafter. Following such Final Closing Date and the cancellation of the Additional Tendered Notes, $33,677,520 in aggregate principal amount of the Prepetition Notes will remain outstanding.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2025

SPIRIT AVIATION HOLDINGS, INC.

By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Executive Vice President and General Counsel